Exhibit 99.1

National CineMedia, Inc. Reports Results for

Fiscal First Quarter 2013

~ Provides Second Quarter and Reaffirms Full Year 2013 Outlook ~

~ Announces Quarterly Cash Dividend ~

Centennial, CO – May 2, 2013 – National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 46.9% of National CineMedia, LLC (NCM LLC), the operator of the largest digital in-theatre network in North America, today announced consolidated results for the fiscal first quarter ended March 28, 2013.

Total revenue for the first quarter 2013 increased 3.9% to $82.2 million from $79.1 million for the comparable quarter last year. Advertising revenue for the first quarter 2013 was $73.7 million, an increase of 11.2% from $66.3 million for the comparable quarter last year. Fathom Events revenue decreased 33.6% to $8.5 million for the first quarter 2013 from $12.8 million for the comparable quarter last year due primarily to the wind-down of the Fathom Business Events division. Adjusted OIBDA increased 17.3% to $29.1 million for the first quarter 2013 from $24.8 million for the comparable quarter last year. Net loss for the first quarter of 2013 was $1.0 million, or $0.02 per diluted share, compared to a net loss of $0.9 million, or $0.02 per diluted share for the first quarter of 2012. Excluding the non-cash charges for derivative related items, net loss for the first quarter of 2013 would have been $0.2 million, or $0.00 per diluted share, compared to net loss of $1.0 million, or $0.02 per diluted share for the first quarter of 2012.

The Company announced today that its Board of Directors has authorized the Company’s first quarter cash dividend of $0.22 per share of common stock. The dividend will be paid on May 30, 2013, to stockholders of record on May 16, 2013. The Company plans to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors dependent on available cash, anticipated cash needs, overall financial condition, future prospects for earnings and cash flows as well as other relevant factors.

“Our strong Q1 results reflected our continued focus on expanding our network geographic reach, our strategy to secure more content partner and other client commitments upfront and a great effort by our media sales teams”, said Kurt Hall National CineMedia’s Chairman and CEO. Mr. Hall continued, “With the strength of our Q1 and Q2 local and regional business and strong late Q2 national scatter activity, we appear to also be benefiting from the steady economic recovery and the impact of time shifting and programming fragmentation in the media marketplace. These macro trends also appear to be helping online and mobile video which has further expanded the video advertising marketplace in which we compete.”

2013 Outlook

For the second quarter of 2013, the Company expects total revenue to be in the range of $117.0 million to $122.0 million, or an increase of 6% to 11% compared to the total revenue for the second quarter of 2012 of $110.1 million, and Adjusted OIBDA to be in the range of $58.0 million to $63.0 million, or an increase of 9% to 19% compared to the Adjusted OIBDA for the second quarter of 2012 of $53.0 million.

The Company reaffirms its outlook of total revenue in the range of $455.0 million to $465.0 million, or an increase of 1% to 4% compared to total revenue for the full year of 2012 of $448.8 million, and Adjusted OIBDA in the range of $225.0 million to $235.0 million, or an increase of 2% to 6% compared to Adjusted OIBDA for the full year of 2012 of $221.2 million.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts and other interested parties Thursday, May 2, 2013 at 5:00 P.M. Eastern time. The live call can be accessed by dialing 1-877-407-9039 or for international participants 1-201-689-8470. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, May 16, 2013, by dialing 1-877-870-5176 or for international participants 1-858-384-5517, and conference ID 412698.

About National CineMedia, Inc.

NCM operates NCM Media Networks, a leading integrated media company reaching U.S. consumers in movie theaters, online and through mobile technology. The NCM Cinema Network and NCM Fathom present cinema advertising and events across the nation’s largest digital in-theater network, comprised of theaters owned by AMC Entertainment Inc., Cinemark Holdings, Inc. (NYSE: CNK), Regal Entertainment Group (NYSE: RGC) and other leading regional theater circuits. NCM’s theater advertising network covers 183 Designated Market Areas® (49 of the top 50) and includes approximately 19,300 screens (over 18,400 digital). During 2012, approximately 710 million patrons (on an annualized basis) attended movies shown in theaters in which NCM currently has exclusive cinema advertising agreements in place. The NCM Fathom Events live digital broadcast network (“DBN”) is comprised of over 740 locations in 172 Designated Market Areas® (including all of the top 50). The NCM Interactive Network offers 360-degree integrated marketing opportunities in combination with cinema, encompassing 41 entertainment-related websites, online widgets and mobile applications. National CineMedia, Inc. (NASDAQ: NCMI) owns a 46.9% interest in and is the managing member of National CineMedia LLC. For more information, visit www.ncm.com. (NCMI-F)

Forward Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding guidance and the dividend policy. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) the level of expenditures on cinema advertising; 2) increased competition for advertising expenditures; 3) technological changes and innovations; 4) popularity of major motion picture releases and level of theatre attendance; 5) shifts in population and other demographics that affect theatre attendance; 6) our ability to renew or replace expiring advertising and content contracts; 7) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 8) fluctuations in operating costs; 9) changes in interest rates, and 10) changes in accounting principles. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; unidentified restructuring charges; sales and acquisitions of operating assets and investments; any future noncash impairments of goodwill, intangible and fixed assets; amounts related to securities litigation; or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings for further information about these and other risks.

INVESTOR CONTACT:	MEDIA CONTACT:
David Oddo	Amy Jane Finnerty
800-844-0935	212-931-8177
investors@ncm.com	amy.finnerty@ncm.com

NATIONAL CINEMEDIA, INC.

Condensed Consolidated Statements of Income

Unaudited

($ in millions, except per share data)

	Quarter Ended March 28, 2013	Quarter Ended March 29, 2012
REVENUE:
Advertising (including revenue from founding members of $8.9 and $9.8 million respectively)	$73.7	$66.3
Fathom Events	8.5	12.8

Total	82.2	79.1

OPERATING EXPENSES:
Advertising operating costs	5.7	4.7
Fathom Events operating costs	5.8	9.0
Network costs	5.0	5.1
Theatre access fees—founding members	15.6	15.7
Selling and marketing costs	15.4	14.5
Administrative and other costs	7.7	8.2
Depreciation and amortization	5.4	4.9

Total	60.6	62.1

OPERATING INCOME	21.6	17.0

NON-OPERATING EXPENSES:
Interest on borrowings	13.3	14.1
Interest income	(0.1)	(0.1)
Accretion of interest on the discounted income taxes payable to founding members under tax sharing agreement	3.4	3.0
Change in derivative fair value	—	(0.7)
Amortization of terminated derivatives	2.5	0.3

Total	19.1	16.6

INCOME BEFORE INCOME TAXES	2.5	0.4

Expense (Benefit) for Income Taxes	0.6	(0.3)

CONSOLIDATED NET INCOME	1.9	0.7
Less: Net Income Attributable to Noncontrolling Interests	2.9	1.6

NET LOSS ATTRIBUTABLE TO NCM, INC.	$(1.0)	$(0.9)

LOSS PER SHARE:
Basic	$(0.02)	$(0.02)
Diluted	$(0.02)	$(0.02)

NATIONAL CINEMEDIA, INC.

Selected Balance Sheet Data

Unaudited ($ in millions)

	March 28, 2013	December 27, 2012
Cash and cash equivalents	$73.8	$72.4
Short-term marketable securities	25.0	34.2
Receivables, net	63.8	98.5
Property and equipment, net	26.0	25.7
Total Assets	831.0	810.5
Long-term borrowings	879.0	879.0
Total equity/(deficit)	(428.4)	(439.1)
Total Liabilities and Equity	831.0	810.5

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

	Quarter Ended	Quarter Ended
	March 28, 2013	March 29, 2012
Total Screens at Period End (1) (6)	19,292	19,073

Founding Member Screens at Period End (2) (6)	15,478	15,259

Total Digital Screens at Period End (3)	18,444	17,840

Total Attendance for Period (4) (6) (in millions)	154.6	169.0

Founding Member Attendance for Period (5) (6) (in millions)	128.8	142.6

Capital Expenditures (in millions)	$2.7	$2.4

(1)	Represents the total screens within NCM LLC’s advertising network.
(2)	Represents the sum of founding member screens.
(3)	Represents the total number of screens that are connected to the digital content network.
(4)	Represents the total attendance within NCM LLC’s advertising network.
(5)	Represents the total attendance within NCM LLC’s advertising network in theatres operated by the founding members.

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

(In millions, except advertising revenue per attendee and per share data)

	Quarter Ended March 28, 2013	Quarter Ended March 29, 2012
Advertising Revenue	$73.7	$66.3
Total Revenue	82.2	79.1
Operating Income	21.6	17.0

Total Attendance (1)	154.6	169.0
Advertising Revenue / Attendee	$0.477	$0.392

OIBDA	$27.0	$21.9
Adjusted OIBDA	29.1	24.8
Adjusted OIBDA Margin	35.4%	31.4%

Loss Per Share – Basic	$(0.02)	$(0.02)
Loss Per Share – Diluted	$(0.02)	$(0.02)

(1)	Represents the total attendance within NCM LLC’s advertising network.

(See attached tables for the non-GAAP reconciliation)

NATIONAL CINEMEDIA, INC.

Non-GAAP Reconciliations

Unaudited

OIBDA, Adjusted OIBDA and Adjusted OIBDA Margin

Operating Income Before Depreciation and Amortization (“OIBDA”), Adjusted OIBDA and Adjusted OIBDA margin are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. OIBDA represents consolidated net income (loss) plus income tax expense, interest and other costs and depreciation and amortization expense. Adjusted OIBDA excludes from OIBDA non-cash share based payment costs. Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue. These non-GAAP financial measures are used by management to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies and non-cash share based compensation programs, or different interest rates or debt levels or income tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s share based payment costs. OIBDA or Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that consolidated net income is the most directly comparable GAAP financial measure to OIBDA. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in the Company’s debt agreement.

The following table reconciles consolidated net income to OIBDA and Adjusted OIBDA for the periods presented (dollars in millions):

	Quarter Ended March 28, 2013	Quarter Ended March 29, 2012
Consolidated net income	$1.9	$0.7
Income tax expense (benefit)	0.6	(0.3)
Interest and other costs	19.1	16.6
Depreciation and amortization	5.4	4.9

OIBDA	27.0	21.9
Share-based compensation costs (1)	2.1	2.9

Adjusted OIBDA	$29.1	$24.8

Total Revenue	$82.2	$79.1

Adjusted OIBDA margin	35.4%	31.4%

(1)	Share-based payment costs are included in network operations, selling and marketing and administrative expense in the accompanying financial statements.

Outlook (in millions)

	Quarter Ending June 27, 2013		Year Ending December 26, 2013
	Low	High	Low	High
Consolidated net income	$28.0	$28.5	$101.5	$103.5
Income tax expense	5.0	6.0	18.0	20.0
Interest and other	18.0	20.0	74.0	78.0
Depreciation and amortization	5.0	6.0	22.5	23.5

OIBDA	56.0	60.5	216.0	225.0
Share-based compensation costs (1)	2.0	2.5	9.0	10.0

Adjusted OIBDA	$58.0	$63.0	$225.0	$235.0

Total Revenue	$117.0	$122.0	$455.0	$465.0

(1)	Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial statements.

Net Loss and Loss Per Share Excluding Derivative Related Items

Net loss excluding derivative related items and loss per share excluding derivative related items are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. Net loss excluding derivative related items and loss per share excluding derivative related items are calculated using reported net loss and loss per share and adding back the charge related to the change in derivative fair value and amortization of terminated derivatives. These non-GAAP financial measures are used by management as an additional tool to evaluate operating performance. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to a method used by the Company’s management and helps improve their ability to understand the Company’s operating performance. Net loss excluding derivative related items should not be regarded as an alternative to net loss and loss per share excluding derivative related items should not be regarded as an alternative to loss per share or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that net loss and loss per share are the most directly comparable GAAP financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles net loss and loss per share as reported to net loss excluding derivative related items and loss per share excluding derivative related items for the periods presented (dollars in millions):

	Three Months Ended March 28, 2013	Three Months Ended March 29, 2012
Net loss as reported	$(1.0)	$(0.9)

Change in derivative fair value	—	(0.7)

Amortization of terminated derivatives	2.5	0.3

Effect of noncontrolling interest (53.1% and 51.4%, respectively)	(1.3)	0.2
Effect of provision for income taxes (38% effective rate)	(0.4)	0.1

Net effect of derivative related items	0.8	(0.1)

Net loss excluding derivative related items	$(0.2)	$(1.0)

Weighted Average Shares Outstanding as reported
Basic	54,611,614	54,141,234
Diluted	54,611,614	54,141,234

Weighted Average Shares Outstanding as adjusted
Basic	54,611,614	54,141,234
Diluted	55,201,670	54,141,234

Basic loss per share as reported	$(0.02)	$(0.02)
Net effect of derivative related items	0.02	—

Basic loss per share excluding derivative related items	$0.00	$(0.02)

Diluted loss per share as reported	$(0.02)	$(0.02)
Net effect of derivative related items	0.02	—

Diluted loss per share excluding derivative related items	$0.00	$(0.02)